UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2008

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1310 Seaboard Industrial Avenue, Atlanta Georgia		30318-2825
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:    (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Zep Inc. (the “Company”) maintains a Long-Term Incentive Plan (the “LTIP”) for the benefit of officers and other key management personnel and a Management Compensation and Incentive Plan (the “Incentive Plan”) pursuant to which the Company’s executive officers may receive cash incentive bonuses. For each executive officer, the Compensation Committee of the Board of Directors establishes: (1) a targeted equity award value under the LTIP, stated as a percentage of the officer’s gross salary; and (2) a target percentage of gross salary for a cash incentive bonus payable under the Incentive Plan. Achievement of the targeted incentive bonuses and targeted long-term incentive equity awards is in each case dependent upon achievement of certain performance measures, and is subject to the discretion of the Compensation Committee.

1.	On September 29, 2008, the Compensation Committee of the Board of Directors of the Company adopted plan rules for potential equity awards to be earned by executive officers for performance during fiscal year 2009 under the Company’s Long-Term Incentive Plan. The plan rules for each executive officer consist of a target award value, stated as a percentage of gross salary, subject to the application of negative discretion by the Committee. The target award is based on achievement of specified financial performance measures, and the actual award earned increases above target or decreases below target based on the level of achievement of the financial performance measures, with no award earned (other than possible discretionary awards) if financial performance is below a specified threshold level. Achievement of performance levels is determined by the Compensation Committee following the completion of the fiscal year and award amounts are subject to the application of negative discretion by the Committee. Awards are granted following completion of the fiscal year.

The performance measure for fiscal year 2009 performance consists of specified targets for Diluted Earnings per Share for the Company and the percentage of gross salary used in determining the target award is based on competitive compensation information for positions of comparable responsibilities with comparably-sized manufacturing companies.

Chairman, President, and Chief Executive Officer	175%
Other Executive Officers	60%

2.	On September 29, 2008, the Compensation Committee of the Board of Directors of the Company adopted plan rules for potential cash bonuses to be earned by executive officers for fiscal year 2009 under the Company’s Management Compensation and Incentive Plan. The plan rules for each executive officer consist of a target bonus amount, stated as a percentage of gross salary, subject to the application of negative discretion by the Committee. The target bonus is based on achievement of specified financial performance measures, and the actual bonus earned increases above target or decreases below target based on the level of achievement of the financial performance measures, with no bonus payable (other than possible discretionary bonuses) if financial performance is below a specified threshold level. Achievement of performance levels is determined by the Compensation Committee following the completion of the fiscal year and amounts are subject to the application of negative discretion by the Committee.

The performance measures consist of specified targets for:

•	Fully Diluted Earnings per Share, as reported per Generally Accepted Accounting Principles (GAAP).
•	EBIT Margin, calculated as earnings before interest and taxes divided by net sales; and
•

Net Trade Cycle Days, calculated as the monthly average of the inventory balance divided by the average daily cost of sales for the trailing three months (inventory days) plus accounts receivable balance divided by average daily sales for trailing three months (receivable days) minus accounts payable balance divided by the average daily cost of sales for the trailing three months (payable days).

The target percentage of gross salary applied to the actual bonus earned is based on competitive compensation information for positions of comparable responsibilities with comparably-sized manufacturing companies and is as follows for executive officers of the Company:

Chairman, President, and Chief Executive Officer	85%
Executive Vice President and Chief Operating Officer	60%
Executive Vice President and Chief Financial Officer	50%
Other Executive Officers	45%

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2008, the Company’s Board of Directors approved an amendment and restatement of the Company’s by-laws, which will be effective as of January 8, 2009 (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws are primarily intended to enhance the advance notice provisions of the Company’s by-laws to ensure that such provisions are clear and unambiguous in light of recent developments in Delaware corporate law. The following is a summary of the changes effected by the Amended and Restated Bylaws, which summary is qualified in its entirety by reference to the Amended and Restated Bylaws, attached hereto as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference:

1.	The Amended and Restated Bylaws clarify and distinguish the procedures for (a) stockholders seeking to nominate directors and (b) stockholders seeking to propose other business at a meeting of stockholders. In addition, the Amended and Restated Bylaws clarify that the notice procedures for stockholder business are separate from those for nominations of directors.

2.

The Amended and Restated Bylaws simplify the advance notice deadlines establishing when a stockholder must notify the Company that it intends to nominate directors or propose other business at an annual meeting. The Amended and Restated Bylaws now provide that any such notice must be given not later than the 90th day and not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting. As described in a Current Report on Form 8-K filed with the Commission on July 16, 2008, the Company’s 2008 Annual Meeting is scheduled for January 8, 2009. As a result of the Amended and Restated Bylaws, for the Company’s 2009 annual meeting expected to be held in January 2010, to be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive officers of the Company:

a.	not earlier than the close of business on September 10, 2009; and

b.	not later than the close of business on October 10, 2009.

3.	The Amended and Restated Bylaws update the information that must be included in a notice to the Company to nominate directors or propose other business at a meeting of stockholders. In addition to the existing requirements, a stockholder must (a) disclose relevant information with respect to persons or entities affiliated with the stockholder and any arrangements between the affiliates and the stockholder, (b) disclose the stockholder’s stock ownership, including derivative positions, and (c) represent that the stockholder will appear at the meeting to present his or her proposal. In addition to the requirements above, stockholders nominating candidates for election must also disclose any other information required by the Securities and Exchange Commission’s proxy rules in a contested election of directors and additional information concerning the stockholder-proposed nominee(s). The Amended and Restated Bylaws also require that the stockholder update and supplement any such information, as of the record date of the meeting and shortly before the meeting.

4.	The Amended and Restated Bylaws clarify that references to the Securities Exchange Act of 1934 (as amended) and related rules do not limit the application of the notice requirements contained in the by-laws.

Item 8.01.	Other Matters.

On September 30, 2008, the Company’s Board of Directors declared a quarterly dividend of four cents per share. A copy of the press release announcing this action was issued on September 30, 2008 and is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Zep Inc. (Filed with the Commission as part of this Form 8-K).
99.1	Press Release dated September 30, 2008 (Filed with the Commission as part of this Form 8-K).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 6, 2008

Zep Inc.

By:	/s/ C. Francis Whitaker, III
C. Francis Whitaker, III Vice President, General Counsel and Secretary

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Zep Inc. (Filed with the Commission as part of this Form 8-K).
99.1	Press Release dated September 30, 2008 (Filed with the Commission as part of this Form 8-K).